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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1994 which appears on page 21 of the 1993 Annual Report to Shareholders of Hancock Fabrics, Inc., which is incorporated in the Hancock Fabrics, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1994. We also consent to the reference to us under the heading "Experts" in the prospectus materials distributed to participants pursuant to such Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Memphis, Tennessee
September 8, 1994